EXHIBIT 21

SIGNIFICANT SUBSIDIARIES OF REGISTRANT

Mercy Air Service, Inc., a California corporation (Mercy Air)

LifeNet, Inc., a Missouri corporation (LifeNet)

Rocky Mountain Holdings, LLC, a Delaware limited liability company (RMH)